RICHTON INTERNATIONAL CORPORATION

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                    Notice of Annual Meeting of Stockholders
                             to be held May 3, 1999

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      The Annual Meeting of Stockholders of Richton International Corporation (the "Company") will be held at the Warwick Hotel, 65 West 54th Street, New York, New York, on May 3, 1999 at 11:00 a.m. for the purpose of considering and acting upon the following:

            1.    Election of two directors.

            2. Confirmation of the appointment of Arthur Andersen & Co. L.L.P. as independent auditors for the calendar year ending December 31, 1999.

            3. Such other business as may legally come before the meeting and any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on March 17, 1999 as the record date for determining the stockholders having the right to notice of and to vote at the meeting. For a period of a least 10 days prior to the meeting, the Company will make available at its offices a complete list of the stockholders entitled to vote at the meeting showing the address of each stockholder and the number of shares registered in the name of each stockholder as of the record date. You are cordially invited to attend.

                                          By order of the Board of Directors

                                          /s/ FRED R. SULLIVAN
                                          --------------------------------------
                                          Chairman of the Board

New York, New York
March 22, 1999

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                                    IMPORTANT

  In order to ensure your representation at the meeting, you are urged to sign, date and return the enclosed proxy in the enclosed envelope (on which no postage is necessary if mailed in the United States).
          We appreciate your giving this matter your prompt attention.

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                        RICHTON INTERNATIONAL CORPORATION

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                                 PROXY STATEMENT

                       For Annual Meeting of Stockholders
                             to be held May 3, 1999

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      Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Richton International Corporation ("Richton" or the "Company") to be used at the Annual Meeting of Stockholders to be held at 11:00 a.m. on May 3, 1999 at the Warwick Hotel, 65 West 54th Street , New York, New York or at any adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the Notice of Annual Meeting. The Company's principal executive offices are located at 767 Fifth Avenue, New York, New York 10153. This Proxy Statement and the form of proxy will first be mailed to stockholders on or about March 22, 1999.

                          THE VOTING AND VOTE REQUIRED

      On the record date for the Meeting, March 17, 1999 (the "Record Date"), there were outstanding 2,950,892 shares of common stock, par value $.10 per share (the "Common Stock"), each of which is entitled to one vote. A majority of the outstanding shares entitled to vote must be present at the Meeting in person or by proxy to constitute a quorum. Directors are elected by a plurality of the votes cast (i.e., the two nominees with the highest number of votes will be elected). The affirmative vote of a majority of the votes cast at the Meeting is required for the confirmation of the appointment of the independent auditors. Abstentions will be included for purposes of determining the presence of a quorum. With respect to the confirmation of the appointment of the independent auditors, abstentions will be disregarded and have no effect on the outcome of the vote.

      All shares represented by valid proxies will be voted in accordance with the instructions contained thereon. As to the election of the directors, the proxy will be voted in favor of the nominees for director named herein unless a direction is indicated to withhold authority to vote for either of the listed nominees. As to the approval of the confirmation of the appointment of independent auditors, the proxy will be voted in favor of such proposal unless a direction is given to vote against or to abstain from voting thereon. Any stockholder executing and returning a proxy has the power to revoke it at any time before its exercise (i) by filing with the Secretary of the Company a written instruction revoking it, (ii) by submitting a later dated proxy or (iii) by attending the Meeting and voting in person.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Company's By-laws provide that the Board of Directors shall be divided into three Classes as nearly equal as may be possible with terms of office having staggered expiration dates. In accordance with the Company's By-laws, the Board of Directors has fixed the number of directors of the Company at six. At the Meeting, the stockholders will be asked to elect two directors to the Class having a three-year term which expires at the 2002 Annual Meeting. The four other directors, constituting the members of the two Classes whose terms of office expire at the 2000 and 2001 Annual Meetings, will not be nominees for election at the Meeting, and will continue in office until the expiration of their respective terms.

                   Nominees for Election to Office for a term
                       expiring at the 2002 Annual Meeting

FRED R. SULLIVAN, 84, Chairman of the Board and Chief Executive Officer of the Company since May 1989. Formerly Chairman and President of Interim Systems Corporation, a supplier of temporary personnel and health care services (September 1987-December 1990). Prior to 1987, Mr. Sullivan was Chairman of the Board and President of Kidde, Inc., a multi-market manufacturing and service organization. Currently director of Sequa Corporation. Mr. Sullivan served as a director of the Company from 1977 to 1980 and since 1981. Mr. Sullivan presently serves on the Executive Committee.

NORMANE. ALEXANDER,  84,  Chairman of the Board and Chief  Executive  Officer of
      Sequa Corporation, a company that manufactures, repairs and coats components of gas turbine engines and produces military electro-optics and machinery for the manufacture and printing of seamless aluminum beverage cans. Mr. Alexander was first elected as a director in September 1990 and presently serves on the Executive Committee. He also currently serves as a director of Chock Full O'Nuts Corporation.

                   Directors to continue in Office for a term
                       expiring at the 2000 Annual Meeting

STANLEY J. LEIFER, 69, President of Stanley J. Leifer Associates, management and marketing consultants. Mr. Leifer was Vice President, Marketing for Braunstein Co. Inc., a manufacturer of jewelry, since November 1995. Mr. Leifer was Vice President, Marketing for Paul H. Gesswein Co., a distributor of tools, equipment and supplies for the manufacturing of jewelry, from March 1992 until October 1995. From March 1990 until March 1992, Mr. Leifer served as Vice President, Marketing for CitiTraffic, a traffic information service. Mr. Leifer was first elected a director in 1973 and presently serves on the Audit Committee.

DONALDA. McMAHON, 68, private investor. Mr. McMahon was formerly the President and Chief Executive Officer of Royal Crown Corporation, Inc. from 1975 to 1985 and the President of Baker Industries from 1970 to 1974. Mr. McMahon currently serves as a director of Intelligent Systems Corp. and Norrell Corporation. He was first elected as Director in 1997 and presently serves on the Compensation Committee.

                   Directors to continue in Office for a term
                       expiring at the 2001 Annual Meeting

THOMASJ. HILB, 61, Chairman of the Board and Chief  Executive  Officer of Hilb &
      Co., Inc., a holding company (1982 to date). Mr. Hilb was first elected as a director in 1973 and presently serves on the Compensation Committee.

PETER A. WHITE, 54, Founder of International Skye, whose clients include businesses, individuals and families of significant means, is a consultant and educator. He is a professor of ethics and family enterprise at Stetson University in Florida. Mr. White practiced law, serving until 1986 as a partner in the firm of Fulbright & Jaworski. Mr. White was appointed as a director in 1996 and presently serves on the Audit Committee.

                        BOARD OF DIRECTORS AND COMMITTEES

      The Board of Directors held four meetings in calendar year 1998. Each director attended 100% of the aggregate number of meetings of the Board and committees on which he served during 1998.

      The Company has Audit, Executive and Compensation Committees. The Board does not have a Nominating Committee. The Audit Committee met twice in 1998. The Compensation Committee met once in 1998. The Executive Committee did not meet in 1998.

      The principal functions of the Audit Committee are to make recommendations to the Board as to the engagement of independent auditors, to review the scope of the audit and the auditors' fees, to discuss the results of the audit with the independent auditors and determine what action, if any, is required with respect to Richton's internal controls and to make a general review of developments in financial reporting and accounting. In addition, the Audit Committee reviews, considers and reports to the Board of Directors with respect to any transactions which could involve actual or potential conflicts of interest between the Company and any of its officers, directors or affiliates. The members of the Audit Committee are Stanley J. Leifer and Peter A. White, neither of whom is an employee of the Company.

      The Compensation Committee reviews and approves employment agreements with, and annual salaries, bonuses, profit participation and other compensation of, executives of the Company, and administers and grants benefits under the Company's Long Term Incentive Plan. The members of the Compensation Committee are Thomas J. Hilb and Donald A. McMahon.

Director Compensation

      Each Director who was not compensated as an officer of the Company received compensation in an amount of $16,000 for 1998. Such directors are also compensated at the rate of $500 per committee meeting.

                             PRINCIPAL STOCKHOLDERS

      The following table shows certain information with respect to beneficial ownership of shares of the Common Stock as of March 17, 1999 by all persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding shares:

                                                      Shares
                                                   Beneficially       Percent
Name & Address of Beneficial Owner                     Owned        of Class (1)
--------------------------------                   ------------     ------------
Fred R. Sullivan .................................  1,623,197(2)       47.6%
c/o Richton International Corporation
767 Fifth Avenue, New York, New York

FRS Capital Company, LLC .........................  1,239,274(3)       37.7%
c/o Richton International Corporation
767 Fifth Avenue, New York, New York

The Franc M. Ricciardi Residuary Trust ...........    208,923(4)        7.1%
c/o Richton International Corporation
767 Fifth Avenue, New York, New York

Fred A. Sullivan .................................    407,000(5)       13.8%
11625 Montana Avenue, Los Angeles,
  California

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(1) In determining the percent of class, shares which could be acquired through the exercise of stock options and warrants that are presently exercisable or exercisable within 60 days are deemed outstanding for the purpose of computing that person's, but only that person's, percentage.

(2) Includes (i) 208,923 shares owned by the Franc M. Ricciardi Residuary Trust, of which Mr. Fred R. Sullivan is the sole trustee, (ii) 120,000 shares which may be acquired through the exercise of stock options all of which are currently exercisable, (iii) shares held in FRS Capital Company, LLC (see Note (3) below) and (iv) 20,000 shares issued in December 1998 pursuant to a restricted stock grant which provides for vesting at the rate of one-third in each year commencing on November 30, 1999. Does not include 27,000 shares owned by Mr. Sullivan's wife, of which Mr. Fred R. Sullivan disclaims beneficial ownership.

(3) These shares were transferred from Mr. Fred R. Sullivan to this company and includes 336,250 shares which may be acquired through the exercise of warrants which are currently exercisable. While Mr. Sullivan has sole voting authority over the shares held by FRS Capital Company, LLC, his son, Fred A. Sullivan , has a majority equity interest in FRS Capital Company, LLC.

(4) Does not include 62,107 shares owned directly by Mrs. Rosemarie S. Ricciardi, widow of Franc M. Ricciardi, former Chairman of Richton.

(5) Does not include shares held by FRS Capital Company, LLC. See Note (3) above.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information regarding beneficial ownership of the Common Stock, as of March 17, 1999, by the directors, the two most highly compensated executive officers and by the directors and executive officers as a group:

                                               Shares Beneficially    Percent of
Beneficial Owner                                      Owned            Class(1)
---------------                                -------------------    ----------
Fred R. Sullivan .............................     1,623,197(2)         47.6%
Norman E. Alexander ..........................         5,000                *
Donald A. McMahon ............................         3,000                *
Stanley J. Leifer ............................        16,551                *
Thomas J. Hilb ...............................        51,137             1.7%
Peter A. White ...............................         5,000                *
Cornelius F. Griffin                                 112,000(3)          3.8%
All Directors and Officers
  as a group (8 persons) .....................     1,815,885(2)         53.3%

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*     Less than one percent (1%).

(1) In determining the percent of class, shares which could be acquired through the exercise of stock options and warrants that are presently exercisable or exercisable within 60 days are deemed outstanding for the purpose of computing that person's, but only that person's, percentage.

(2) Includes (i) 208,923 shares owned by the Franc M. Ricciardi Residuary Trust, of which Mr. Fred R. Sullivan is the sole trustee, (ii) 120,000 shares which may be acquired through the exercise of stock options all of which are currently exercisable, (iii) shares held in FRS Capital Company, LLC (see Note (3) under Principal Stockholders Table) and (iv) 20,000 shares issued in December 1998 pursuant to a restricted stock grant which provides for vesting at the rate of one-third in each year commencing in November 30, 1999. Does not include 27,000 shares owned by Mr. Sullivan's wife, of which Mr. Fred R. Sullivan disclaims beneficial ownership.

(3) Includes 80,000 shares which may be acquired through the exercise of stock options, all of which are currently exercisable.

             COMPENSATION OF EXECUTIVE OFFICERS AND RELATED MATTERS

      The following table sets forth the compensation information for the Company's Chief Executive Officer and the only other executive officer of the Company whose total compensation exceeds $100,000 for the three fiscal years ended December 31, 1998:

                           Summary Compensation Table

                                                                                            Long Term
                                                          Annual Compensation          Compensation Awards
                                                         ---------------------       -----------------------
                                                                                     Securities    Restricted
Name and                                                                             Underlying       Stock
Principal Position                         Year          Salary         Bonus          Options      Award(1)
---------------                            ----          ------        -------       ----------    ----------
Fred R. Sullivan ......................    1998         $250,000      $      0               0       $170,000
Chairman and                               1997          250,000        85,000          30,000              0
Chief Executive Officer                    1996          100,000       150,000           5,000              0

Cornelius F. Griffin ..................    1998          150,000        50,000               0              0
Vice President and                         1997          150,000        35,000               0              0
Chief Financial Officer                    1996          142,000        25,000               0              0

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(1) Value of 20,000 shares, as of December 1, 1998, of restricted shares of Richton common stock granted to Fred R. Sullivan.

    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                                                            Value of Unexercised in-
                              Share Acquired  Value Realized    Number of Unexercised           the-Money Options
                              On Exercise(#)      ($)(1)       Options at Year End (#)          at Year End($)(1)
Name                                                          Exercisable/Unexercisable     Exercisable/Unexercisable
----------------------------------------------------------------------------------------------------------------------
Fred R. Sullivan ...............  30,000          226,350             120,000 / 0                  712,500 / 0
Cornelius F. Griffin ...........  80,000          574,800                  0                            0

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(1) Value is the difference between the market value of the Companys common stock on December 31, 1998 and the exercise price. The closing market price on December 31, 1998 was $9.125 per share.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The following persons served on the Compensation Committee during the last completed calendar year: Thomas J. Hilb and Donald A. McMahon. No member of the Compensation Committee had any relationship constituting an interlock or insider participation under Item 402(j) of Regulation S-K.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The overall objectives of the Company's compensation program are to attract and retain the best possible executive talent.

      The primary element of the Company's compensation program consists of fixed compensation in the form of base salary and discretionary cash bonus. Another element of the Company's compensation program consists of variable compensation in the form of stock option awards. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Sullivan, the Company's chief executive officer, are discussed below.

      Base Salaries. Base salaries for executive officers are determined based upon the Compensation Committee's evaluation of the responsibilities of the position held, the experience of the individual, reference to historical levels of salary paid by the Company, the cash flow needs of the Company and the relative performance of the Company.

      Cash  Bonus.  When  appropriate  in  light  of  the  prevailing   business
conditions, the Compensation Committee approves a grant of a cash bonus to certain executive officers. In determining whether to award such bonuses and the amounts of any such bonuses, the Compensation Committee considers those factors that it deems most relevant at the time, including the executive officer's performance, subjectively determined, for the year.

      Incentive Compensation Awards The third component of an executive's compensation is stock options. Stock options reflect the Company's desire to provide an equity incentive for the executive officers to have the Company prosper over the long term. The exercise price of stock options is set at a price equal to or greater than the market price of the Common Stock at the time of the grant. The options therefore do not have any value to the executive unless the market price of the Common Stock rises. The number of stock options granted in any year is based upon the discretion of the Compensation Committee. In 1998, the Compensation Committee did not grant any options.

      Chief Executive Officer Compensation In setting Mr. Sullivan's compensation, the Compensation Committee considered factors such as individual performance (without reference to any specific performance-related targets) and individual experience and expertise, subject, however, to the Compensation Committee's intention to continue to provide Mr. Sullivan with a base salary which the Compensation Committee considers to be low relative to what it believes to be the compensation levels of chief executives of other comparable companies (generally, privately held companies of similar size in the industry and not the companies included in the peer group index) and subject to the cash flow needs of the Company. No particular weight is given by the Compensation Committee to any one of the foregoing factors.

      The Compensation Committee intends to limit executive compensation in order to maximize cash flow and to ensure full deductibility of compensation in light of the limitation on the deductibility of certain compensation in excess of one million dollars under Section 162(m) of the Internal Revenue Code as amended. Based on current levels of base salary, the Compensation Committee recommended no adjustment with respect to compensation in light of these limitations. The Compensation Committee considers it unlikely that the limitations will apply to compensation of its executive officers in the near future.

                                                The Compensation Committee
                                                of the Board of Directors

                                                Thomas J. Hilb, Chairman
                                                Donald A. McMahon

                                PERFORMANCE GRAPH

      The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1993 in each of (i) the Common Stock, (ii) the American Stock Exchange Market Value Index and (iii) a market capitalization peer group of companies which are traded on the American Stock Exchange.

   Comparison of 5-Year Total Return Among Richton International Corporation
                     AMEX Market Index and Pear Group Index

[The following information was depicted as a line graph in the printed material]

                      ASSUMES 100 INVESTED ON DEC. 31, 1993
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1998

                                                       Fiscal Year Ending
                             -----------------------------------------------------------------------
Company                       1993        1994         1995         1996         1997         1998
----------                    ----        ----         ----         ----         ----         ----
Richton International       100.00       167.65       158.82        211.76       297.06       429.41
Peer Group                  100.00        92.86       130.64        180.55       213.06       157.50
AMEX Market                 100.00        88.33       113.86        120.15       144.57       142.61

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(1) Includes Central Garden & Pet Co., Central Sprinkler Corp., Essef Corp., Hughes Supply Inc., Lindsay Manufacturing Co., SCP Pool Corp., Toro Co. and Valmont Industries Inc.

                     RELATED TRANSACTIONS AND OTHER MATTERS

      In October 1993, Fred R. Sullivan, Chairman of the Board of Directors and Chief Executive Officer of the Company, loaned the Company $1,181,250 pursuant to an unsecured promissory note which is subordinate to certain indebtedness. The note bears interest at the rate of nine percent (9%) per annum, payable quarterly, and provides for payment of principal in ten semi-annual installments commencing in April 1996. In connection with such loan, Mr. Sullivan was issued warrants to acquire 236,250 shares of the Company's Common Stock at an exercise price of $1.375 per share. Mr. Sullivan, on July 1, 1994, agreed to receive 36,174 shares of Common Stock in lieu of interest owed to him through July 1, 1994. Subsequently, on September 30, 1994 and February 16, 1995, Mr. Sullivan agreed to receive an aggregate of 21,261 shares of Common Stock at the then current market price in lieu of interest owed to him for the six months ended December 31, 1994. In addition, during 1995, Mr. Sullivan agreed to receive 21,794 shares of Common Stock at the then current market price in lieu of interest owed to him by the Company for the nine month period ended September 30, 1995.

                                   PROPOSAL 2

                            CONFIRMATION OF AUDITORS

      The Board of Directors of Richton has appointed Arthur Andersen & Co. L.L.P. ("Arthur Andersen") as the Company's independent auditors for the calendar year ending December 31, 1999 and seeks confirmation by the stockholders with respect to this appointment. If the appointment of Arthur Andersen is not confirmed by stockholders, such appointment will be resubmitted to the Board of Directors for further consideration.

      Arthur Andersen has acted as independent auditors of Richton since fiscal year 1970. During the fiscal year ended December 31, 1998, Arthur Andersen rendered audit services to the Company consisting of the examination of the Company's financial statements and consultation and assistance in connection with filing the Company's Annual Report on Form 10-K with the Securities and Exchange Commission.

      One or more representatives of Arthur Andersen will be available at the Meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.

                        The Board of Directors recommends
                            a vote FOR this proposal.

                  SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2000
                         ANNUAL MEETING OF STOCKHOLDERS

      Under the proxy rules of the Securities and Exchange Commission, stockholder proposals intended for inclusion in next year's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Company by November 23, 1999. These proposals should be sent to the Secretary of the Company at 767 Fifth Avenue, New York, New York 10153. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at the address set forth in the previous sentence by February 6, 2000.

                                  MISCELLANEOUS

Other Matters

      Management knows of no matters other than the foregoing to be brought before the Meeting, but if such other matters properly come before the Meeting the persons named in the accompanying form of proxy will vote such proxy on such matters in accordance with their best judgment.

Annual Report on Form 10-K

      A copy of the Company's Annual Report, which includes a copy of Form 10-K for the fiscal year ended December 31, 1998, accompanies this Proxy Statement. The Company will provide copies of any exhibit to the Form 10-K to stockholders, upon request of such person and such person's payment of the Company's reasonable expenses of furnishing such exhibit.

Solicitation of Proxies

      The entire cost of the solicitation of proxies will be borne by the Company. The Company has retained Georgeson & Company Inc. to solicit proxies in the form enclosed and will pay such firm a fee of approximately $6,500. In addition, proxies may be solicited by directors, officers and regular employees of Richton, without extra compensation, by telephone, facsimile transmission, mail or personal interview. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxies and proxy material to the beneficial owners of its Common Stock.

        EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE
       ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN
              IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                          By Order of the Board of Directors

                                          FRED R. SULLIVAN
                                          --------------------------------------
                                          Chairman of the Board

New York, New York
March 22, 1999

                        RICHTON INTERNATIONAL CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
         For the Annual Meeting of Stockholders called for May 3, 1999

P The undersigned hereby appoints MARSHALL BERNSTEIN and CORNELIUS F. GRIFFIN and each of them as proxies with full power of substitution to
R represent the undersigned at the Annual Meeting of Stockholders of RICHTON INTERNATIONAL CORPORATION (the "Company"), to be held on May 3, 1999 at
O 11:00 a.m., at the Warwick Hotel, 65 E. 54th Street, New York, New York, or at any adjournments or postponements thereof, and to vote in the name
X and on behalf of the undersigned all shares which the undersigned would be entitled to vote as fully and with the same effect as the undersigned
Y     might do if personally present.

            Election of two directors for a three-year term.

            Nominees:  Fred R. Sullivan
                       Norman E. Alexander

      You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

               PLEASE SIGN AND DATE THIS CARD ON THE REVERSE SIDE

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                              * FOLD AND DETACH *

------------------------------------------------                 Please mark [X]
The Board of Directors recommends a vote FOR the               your votes as
election of the  directors and FOR Item 2 below.             in this example
------------------------------------------------

1. Election of Directors        FOR   WITHHELD   For, except vote withheld from
   (See Reverse)                [ ]     [ ]      the following nominee:
                                                 ______________________________

2. Ratification of            FOR      AGAINST     ABSTAIN
   appointment of the         [ ]        [ ]         [ ]
   Independent Auditors

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the directors and FOR Item 2.

The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

SIGNATURE(S) ___________________________________________ DATE _____________ 1999

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.


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                               * FOLD AND DETACH *